Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Merck Media Contact:	Pamela Eisele	Merck Investor Contacts:	Peter Dannenbaum
	(267) 305-3558		(908) 740-1037 Courtney Ronaldo (908) 740-6132

Immune Design Media Contact:	Julie Rathbun (206) 769-9219	Immune Design Investor Contact:	Sylvia Wheeler (650) 392-8318

Merck to Acquire Immune Design

Acquisition Bolsters Capabilities in Vaccine Development for Infectious Diseases and Cancer

KENILWORTH, N.J., SEATTLE and SOUTH SAN FRANCISCO, Calif., Feb. 21, 2019 – Merck (NYSE: MRK), known as MSD outside the United States and Canada, and Immune Design (NASDAQ: IMDZ), today announced that the companies have entered into a definitive agreement under which Merck, through a subsidiary, will acquire Immune Design for $5.85 per share in cash for an approximate value of $300 million.

“Scientists at Immune Design have established a unique portfolio of approaches to cancer immunization and adjuvant systems designed to enhance the ability of a vaccine to protect against infection, which could meaningfully improve vaccine development,” said Dr. Roger M. Perlmutter, president, Merck Research Laboratories. “This acquisition builds upon Merck’s industry-leading programs that harness the power of the immune system to prevent and treat disease.”

Immune Design is a late-stage immunotherapy company employing next-generation in vivo approaches to enable the body’s immune system to fight disease. The company’s proprietary technologies, GLAAS® and ZVex®, are engineered to activate the immune system’s natural ability to generate and/or expand antigen-specific cytotoxic immune cells to fight cancer and other chronic diseases.

“Merck has a rich history of discovery and innovation and a strong track record of developing meaningful therapeutics and vaccines,” said Dr. Carlos Paya, president and chief executive officer, Immune Design. “We believe this agreement creates shareholder value by positioning our technologies and capabilities for long-term success with a leading, research-driven biopharmaceutical company.”

Under the terms of the acquisition agreement announced today, Merck, through a subsidiary, will initiate a tender offer to acquire all outstanding shares of Immune Design. The closing of the tender offer will be subject to certain conditions, including the tender of shares representing at least a majority of the total number of Immune Design’s outstanding shares, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and other customary conditions. Upon the successful completion of the tender offer, Merck will acquire all shares not acquired in the tender through a second-step merger. The transaction is expected to close early in the second quarter of 2019.

Credit Suisse acted as financial advisor to Merck in this transaction and Gibson, Dunn & Crutcher LLP as its legal advisor. Lazard acted as financial advisor to Immune Design and Cooley LLP as its legal advisor.

Important Information about the Tender Offer

The tender offer described in this press release (the “Offer”) has not yet commenced. This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Immune Design (“IMDZ”) or any other securities. At the time the planned tender offer is commenced, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed by Merck Sharp & Dohme Corp. (“Merck”) and Cascade Merger Sub Inc., a wholly-owned subsidiary of Merck (“Buyer”), with the Securities and Exchange Commission (the “SEC”), and a solicitation/recommendation statement on Schedule 14D-9 will be filed by Immune Design with the SEC. The offer to purchase shares of Immune Design common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the Offer, which will be named in the tender offer statement. Additional copies of the tender offer materials may be obtained at no charge by contacting Merck at 2000 Galloping Hill Road, Kenilworth, N.J., 07033 or by phoning (908) 423-1000. In addition, Merck and Immune Design file annual, quarterly and current reports and other information with the SEC. You may read and copy any reports or other information filed by Merck or Immune Design at the SEC public reference room at 100 F Street, N.E., Washington, D.C., 20549. For further information on the SEC public reference room, please call 1-800-SEC-0330. Merck’s and Immune Design’s filings with the SEC are also available to the public from commercial document-retrieval services and at the SEC’s website at www.sec.gov.

About Merck

For more than a century, Merck, a leading global biopharmaceutical company known as MSD outside of the United States and Canada, has been inventing for life, bringing forward medicines and vaccines for many of the world’s most challenging diseases. Through our prescription medicines, vaccines, biologic therapies and animal health products, we work with customers and operate in more than 140 countries to deliver innovative health solutions. We also demonstrate our commitment to increasing access to health care through far-reaching policies, programs and partnerships. Today, Merck continues to be at the forefront of research to advance the prevention and treatment of diseases that threaten people and communities around the world - including cancer, cardio-metabolic diseases, emerging animal diseases, Alzheimer’s disease and infectious diseases including HIV and Ebola. For more information, visit www.merck.com and connect with us on Twitter, Facebook, Instagram, YouTube and LinkedIn.

About Immune Design

Immune Design is a late-stage immunotherapy company employing next-generation in vivo approaches to enable the body’s immune system to fight disease. The company’s technologies are engineered to activate the immune system’s natural ability to generate and/or expand antigen-specific cytotoxic immune cells to fight cancer and other chronic diseases. G100, the company’s lead product candidate, is a potent intratumoral TLR4 agonist that has shown clinical benefit in multiple tumor types. Immune Design’s technologies, the fundamental components of which were licensed from the California Institute of Technology and the Infectious Disease Research Institute (IDRI), also have potential application in infectious disease and allergy indications, which are being developed through ongoing pharmaceutical collaborations. Immune Design has offices in Seattle and South San Francisco. For more information, please visit www.immunedesign.com.

Forward-Looking Statements

This news release includes “forward-looking statements” that involve a number of risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in these statements. For example, these forward-looking statements could be affected by factors including, without limitation, risks associated with the ability to consummate the proposed transaction described herein; general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of pharmaceutical industry regulation and health care legislation in the United States and internationally; global trends toward health care cost containment; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approval; our ability to accurately predict future market conditions; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of patents and other protections for innovative products; and the exposure to litigation, including patent litigation, and/or regulatory actions.

Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in each of Merck’s and Immune Design’s Annual Reports on Form 10-K and their other filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov). Merck and Immune Design are under no obligation (and expressly disclaim any such obligation) to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

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